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                      SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C. 20549

                              -------------------



                                   FORM 8-K


               CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF
                      THE SECURITIES EXCHANGE ACT OF 1934



                        Date of Earliest Event Reported
                               September 6, 2000


                                  eBenX, Inc.
            (Exact name of registrant as specified in its charter)



                                   MINNESOTA
        (State or other jurisdiction of incorporation of organization)



                 0-28365                                 41-1758843
         (Commission File Number)           (IRS Employer Identification Number)





    605 North Highway 169, Suite LL
        Minneapolis, Minnesota                           55441-6465
(Address of principal executive offices)                 (Zip Code)


Registrant's telephone number, including area code (763) 614-2000
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Item 2.           Acquisition or Disposition of Assets.
                  ------------------------------------

                  (a) On September 6, 2000, Arbor Administrative Services, Inc., a Delaware corporation ("Arbor"), merged with and into Arbor Acquisition Corp., which contemporaneously changed its name to Arbor Associates, Inc., a Minnesota corporation ("Merger Sub") and a wholly owned subsidiary of eBenX, Inc., a Minnesota corporation (the "Company"). The consideration for the merger included:

                  (i) $17,000,000 plus 2,587,500 shares of common stock of the Company ("Company Common Stock") in exchange for all outstanding capital stock of Arbor (including all shares of common stock of Arbor issued to employees of Arbor which were subject to restrictions or vesting provisions which vested or for which the restrictions lapsed on or prior to March 31,
                  2000);
                  (ii) assumption by the Company of all options held by Arbor employees, directors and others to purchase shares of Arbor (the "Arbor Options") and the conversion of the Arbor Options into options to acquire shares of Company Common Stock (the "Company Conversion Options") at an exchange ratio of
                  0.31528 shares of Company Common Stock for each share of common stock of Arbor (the "Exchange Ratio");
                  (iii) assumption by the Company of all shares of restricted common stock of Arbor held by Arbor employees which are unvested or for which all applicable restrictions had not lapsed on or prior to March 31, 2000 (the "Arbor Restricted Stock") and the conversion of the Arbor Restricted Stock into restricted shares of Company Common Stock at the Exchange Ratio; and
                  (iv) assumption by the Company of all warrants to purchase shares of Arbor (the "Arbor Warrants") and the conversion of the Arbor Warrants into warrants to acquire shares of Company Common Stock at the Exchange Ratio.

The terms and conditions of the merger are set forth in an agreement and plan of merger dated August 28, 2000, by and among Arbor, Arbor's principal stockholder, the Company and the Merger Sub (the "Merger Agreement"), and the description herein is qualified in its entirety by reference to the Merger Agreement, which is attached hereto as Exhibit 2.1 and is incorporated herein by reference.

         The Merger Agreement was negotiated at arms' length by the parties. Prior to the closing of the merger, the holders of common stock of Arbor were not affiliated with the Company. The Company funded the cash portion of the consideration using proceeds from its initial public offering on December 9, 1999.

                  (b) The assets of Arbor consist primarily of cash and cash equivalents, accounts receivables, other current assets, property and equipment and intangible assets. Arbor uses its assets to provide full service benefits administration solutions for mid-sized employers and distributes its services primarily through brokers and advisors. The Company intends to use the assets of Arbor's business substantially as previously used.

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Item 7.      Financial Statements, Pro Forma Financial Information and Exhibits.
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             (a)      Financial Statements of Business Acquired

                      The required financial statements of Arbor are not included in this Current Report on Form 8-K. These financial statements will be provided in an amendment to this Current Report on Form 8-K as soon as practicable, but not later than November 20, 2000.

             (b)      Pro Forma Financial Information

                      The required pro forma financial information relative to the acquisition of Arbor is not included in this Current Report on Form 8-K. The pro forma financial information will be provided in an amendment to this Current Report on Form 8-K as soon as practicable, but not later than November 20, 2000.

             (c)      Exhibits

             Exhibit No.               Description
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             2.1                       Agreement and Plan of Merger dated as of
                                       August 28, 2000, by and among Arbor
                                       Administrative Services, Inc., a Delaware corporation, the principal stockholder of
                                       Arbor, eBenX, Inc., a Minnesota
                                       corporation, and Arbor Acquisition Corp., a Minnesota corporation.


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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                                  EBENX, INC.
                                                  Registrant


Date:  September 13, 2000                  By      /s/ Scott P. Halstead
                                               ---------------------------------
                                                      Scott P. Halstead
                                           Chief Financial Officer and Secretary

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